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
                                                                                                                      Exhibit 12.1
                                              TNP ENTERPRISES, INC. AND SUBSIDIARIES
                                                RATIO OF EARNINGS TO FIXED CHARGES

                                                           Twelve Months
                                                               Ended             Twelve Months
                                                          March 31, 2000             Ended         For the Years Ended December 31,
                                                             Pro Forma           March 31, 2000          1999           1998
                                                          -----------------    ----------------    -------------   ----------------
Earnings as defined (1)
     Income (loss) from continuing operations              $      (2,740)         $    34,294        $  30,167         $  32,134
     Income taxes                                                   6,601              20,370           17,254            15,605
     Fixed charges                                                 84,103              43,388           44,494            54,511
                                                             --------------    ----------------     ------------   ---------------
        Earnings as defined                                        87,964              98,052           91,915           102,250
                                                             --------------    ----------------     ------------   ---------------

Fixed charges as defined (2)
     Interest                                                      78,656              37,941           38,538            48,393
     Amortization of debt discount, premium, & expense              4,676               4,676            5,205             5,492
     Portion of interest implicit in rentals                          771                 771              751               626
                                                             --------------    ----------------     ------------   ---------------
        Fixed charges as defined                                   84,103              43,388           44,494            54,511
                                                             --------------    ----------------     ------------   ---------------

Ratio of Earnings to Fixed Charges                                   1.05                2.26             2.07              1.88
                                                             ==============    ================     ============   ===============
                                                                      For the Years Ended  December 31,
                                                                  1997                1996             1995
                                                              --------------      -------------    ------------
Earnings as defined (1)
     Income (loss) from continuing operations                    $ 42,561            $ 26,150         $ 33,060
     Income taxes                                                  20,985               9,653           17,720
     Fixed charges                                                 57,461              69,903           74,464
                                                              -------------       -------------     ------------
        Earnings as defined                                       121,007             105,706          125,244
                                                              -------------       -------------     ------------

Fixed charges as defined (2)
     Interest                                                      52,557              64,654           70,544
     Amortization of debt discount, premium, & expense              4,355               4,709            3,416
     Portion of interest implicit in rentals                          549                 540              504
                                                              -------------       -------------     ------------
        Fixed charges as defined                                   57,461              69,903           74,464
                                                              -------------       -------------     ------------

Ratio of Earnings to Fixed Charges                                   2.11                1.51             1.68
                                                              =============       =============     ============

(1) Earnings are defined as income from continuing operations plus income taxes plus fixed charges.

(2) Fixed charges consist of total interest; amortization of debt discount, premium, and expense; and the portion of interest implicit in rentals.